UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 14, 2020
(Date of earliest event reported)
 _________________________________________
NAUTILUS, INC.
(Exact name of registrant as specified in its charter)
  __________________________________________

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17750 S.E. 6th Way
Vancouver, Washington 98683
(Address of principal executive offices, including zip code)

(360) 859-2900
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	NLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

NAUTILUS, INC.
FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

On October 14, 2020, Nautilus, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with True Fitness Technology, Inc., a Missouri corporation (“True Fitness”). Pursuant to the terms of the Stock Purchase Agreement, on October 14, 2020, True Fitness purchased from the Company 100% of the issued and outstanding capital stock of OF Holdings, Inc., a Delaware corporation (“Holdings”), which included Holding’s wholly-owned subsidiary Octane Fitness, LLC, a Minnesota limited liability company (collectively, “Octane Fitness”). In addition, effective October 14, 2020, pursuant to terms of a U.K. Asset Transfer Agreement, a subsidiary of True Fitness, True Fitness Technology U.K. Limited, purchased certain assets and assumed certain Octane Fitness brand-related liabilities of the Company’s U.K. subsidiary, Octane Fitness UK Ltd. Contemporaneously with the transactions described above, True Fitness Technology Ireland Limited, a subsidiary of True Fitness, entered into an NL Asset Transfer Agreement with Octane Fitness International B.V., a company organized under the laws of the Netherlands, providing for the True Fitness subsidiary to purchase certain assets and assume certain Octane brand-related liabilities of Octane Fitness International B.V. That transaction is anticipated to close on or before November 30, 2020. The above-described transactions are collectively referred to as the “Sale of the Octane Business”.

The aggregate consideration for the Sale of the Octane Business as provided by the Stock Purchase Agreement and the asset transfer agreements consists of a base purchase price of $25,000,000, subject to adjustments for cash and cash equivalents, indebtedness, transaction expenses and working capital. Those agreements contain customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in those agreements and the confidential disclosure schedules related thereto.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement and the asset transfer agreements attached thereto, a copy of which is filed as Exhibit 2.1 to this report and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 14, 2020, the Company completed the sale of the Octane Fitness business as disclosed in Item 1.01 above. The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 8.01	Other Events

On October 14, 2020, Nautilus, Inc. issued a press release announcing the sale of the Octane Fitness business. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

2.1	Stock Purchase Agreement dated October 14, 2020 between Nautilus, Inc. and True Fitness Technology, Inc.*
99.1	Nautilus, Inc. press release dated October 14, 2020.

* Certain exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the omitted exhibits or schedules to the Securities and Exchange Commission upon request

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

October 15, 2020	By:	/s/ Aina E. Konold
Date		Aina E. Konold
Chief Financial Officer